Exhibit 99.1

WaferGen Bio-systems Reports Revenue Growth in Fourth Quarter of 2016

Preliminary fourth quarter 2016 revenue results represent 62% increase vs. 2015

Fremont, Calif., February 15, 2017 – WaferGen Bio-systems, Inc. (NasdaqCM: WGBS) today announced preliminary, unaudited revenue for the fourth quarter and full year of 2016.

The Company expects total revenue for the fourth quarter of 2016 to be approximately $3.9 million or a 62% increase when compared to the $2.4 million reported for the fourth quarter of 2015. In addition, the Company ended the fourth quarter with cash of approximately $4.5 million, which includes the initial $2.5 million advanced by Takara Bio USA Holdings, Inc. pursuant to the deposit agreement entered into in connection with the merger agreement between the companies. Takara Bio and the Company announced the merger agreement in 2016 and expect to close the merger in late February or March 2017, subject to the terms and conditions of the merger agreement.

For full-year 2016, WaferGen expects total revenue to be approximately $10.7 million compared to the $7.2 million reported for the full-year 2015, which would represent 50% total revenue growth.

“We achieved revenues in line with our total revenue guidance of $10-$12 million in 2016,” said Dr. Rollie Carlson, CEO of WaferGen Bio-systems.

The preliminary unaudited financial results included in this press release were calculated prior to the completion of financial statements for the fourth quarter or full year of 2016 and a review by WaferGen Bio-systems’ external auditors and are therefore subject to adjustment. Actual revenues for the fourth quarter and full year 2016 may differ materially from our expectations.

About WaferGen

WaferGen Bio-systems, Inc. is a biotechnology company that offers innovative genomic technology solutions for single-cell analysis and clinical research. The ICELL8™ Single-Cell System is a first of its kind system that can isolate thousands of single cells and processes specific cells for analysis, including NGS. The system has demonstrated unbiased isolation of single cells from solid tumors, brain cells, pulmonary airway cells, and multiple cell lines. The SmartChip™ platform can be used for profiling and validating molecular biomarkers, and can perform massively-parallel singleplex PCR for one-step target enrichment and library preparation for clinical NGS. The Apollo 324™ system can be used to process DNA and RNA from clinical samples to NGS-ready libraries. These technologies offer a powerful set of tools for biological analysis at the molecular and single cell level in the life sciences, pharmaceutical, and clinical laboratory industries. WaferGen announced a merger agreement with Takara Bio Inc. (TSE: 4974), a leading Japanese and global biotechnology and life science reagents company, which is expected to close in February or March of 2017, subject to the terms and conditions thereof.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding expected revenues, sufficiency of our capital resources, expected operating losses, expected expenses, expected cash usage, our expectations regarding our development of future products including single cell analysis technologies and our expectations concerning our competitive position and business strategy, and our contemplated merger with Takara Bio. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact:

Rollie Carlson
Rollie.Carlson@wafergen.com
510-277-3417